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                                                                 Exhibit 10.1(b)


                           SINO-FOREIGN CO-OPERATION
                    ZINDART TOYS (DONGGUAN) COMPANY LIMITED
                             SUPPLEMENTAL CONTRACT

Party A:        Dongguan Hengli Trading General Company

Party B:        Zindart Industrial Company Limited

By a Co-operation Contract dated 8 September 1994 signed and sealed by both Party A and Party B ("the Co-op. Contract"), Zindart Toys (Dongguan) Company Limited ("the Co-op. Company") was established. Owing to the fact that Party A is unfamiliar with the international toys market, together with its lack of experience in the operation and management of toys, the directors of both parties negotiated with each other based on the principles of equality, mutual benefit and mutual trust. Following Party B's request, Party A shall transfer all the operation rights and business management of the Co-op. Company to Party B, in accordance with the terms below:

1.      Party B's Management Period

        From the date of first production by the new factory premises to the expiry of the Co-op. Contract.

2. Given that Party A shall not directly participate in management, and in light of Clauses 4 and 5 of the Co-op. Contract in relation to profit sharing and sales respectively, Party A shall not take part in the sales activities, and both parties agree to adopt the following provision in relation to profit sharing:

        (i) Party B guarantees that Party A shall annually receive a sum of RMBY300,000 representing depreciation charges and fixed profits, which shall be paid in two equal half-yearly instalments.

3. Party B shall be solely responsible for the management and administration of the Co-op. Company, together with the handling of its receipts and outgoings.

4. All profits/losses in relation to the operation of the Co-op. Company shall belong to Party B, and Party A shall not be responsible for any such profits/losses.

5. At the expiry of this Contract, all water and electricity supply facilities provided by Party A shall belong to Party B without compensation.

6. Party B shall be responsible for fire prevention and safe production in compliance with the regulations of the fire services authorities in the district.

7. All activities in relation to production operation shall be in compliance with the relevant laws and regulations of the PRC; Party B shall be held responsible for any liability incurred and loss suffered as a result of any breach of these PRC laws and regulations at any stage of the internal or external production activities.
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8.      Party A's Responsibilities

        (i) Assist Party B in liaising with the various departments of this district, including water supply, electricity supply, public order, fire services, safety, health, environmental protection, etc.;

        (ii) Assist Party B in the proper resolution of any labour disputes amongst the temporary labour;

        (iii) Co-ordinate public relations and procedures for import/export customs declarations; and

        (iv) Assist Party B in employing labour and managing staff in accordance with PRC's governmental policies.

9. Both parties agree that if, during this period, there are any important changes to PRC governmental policies, rendering the contents of this Contract inconsistent therewith, both parties shall accordingly make the necessary adjustments or amendments to this Contract in the spirit of friendly consultation.

10. This Contract shall become effective as from 1 January 1996. At the expiry of the period of co-operation, this Contract shall terminate accordingly.

Signed by Party A's Representative           Signed by Party B's Representative




Chop of Dongguan Hengli Trading              Chop of Zindart Industrial Co. Ltd
General Company


Date:  5 December 1995